Forms of Letters from the Fund to Limited Partners

in Connection with Acceptance of Offers to Tender

Exhibit E

Forms of Letters from the Fund to Limited Partners in

Connection with Acceptance of Offers of Tender

The Following Letter Is Being Sent to You If You Tendered All of Your Interest in the Fund.

December 1, 2008

Dear Limited Partner:

Morgan Stanley Institutional Fund of Hedge Funds LP (the “Fund”) has received, and accepted for purchase, your tender of all of your limited partner interest in the Fund (the “Interest”).

Because you have tendered, and the Fund has purchased, your entire investment, you have been paid a non-interest bearing, non-transferable promissory note (the “Note”). The Note entitles you to receive an initial payment in an amount equal to at least 90% of the purchase value of the purchased Interest in the Fund based on the unaudited net asset value of the Fund as of December 31, 2008, in accordance with the terms of the tender offer. A cash payment in this amount will be wire-transferred no later than January 30, 2009 to the account designated by you in your Letter of Transmittal Regarding Limited Partner Interests in the Fund Dated October 17, 2008, unless the valuation date of the Interests in the Fund has changed or the Fund has requested a withdrawal of its capital from the investment funds in which it invests.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Fund’s fiscal year-end audit for the fiscal year ending December 31, 2008 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the completion of the Fund’s next annual audit, according to the terms of the tender offer. We expect this audit to be completed no later than 60 days after December 31, 2008.

Should you have any questions, please feel free to contact one of our dedicated account representatives at (610) 260-7600, Monday through Friday (except holidays), from 9:00 a.m. to 5:00 p.m., Eastern time.

Sincerely,
Morgan Stanley Institutional Fund of Hedge Funds LP

Enclosure

E-1

The Following Letter Is Being Sent to You If You Tendered a Portion of Your Interest in the Fund.

December 1, 2008

Dear Limited Partner:

Morgan Stanley Institutional Fund of Hedge Funds LP (the “Fund”) has received, and accepted for purchase, your tender of a portion of your limited partner interest in the Fund.

Because you have tendered, and the Fund has purchased, a portion of your investment, you have been paid a non-interest bearing, non-transferable promissory note (the “Note”). The Note entitles you to receive an initial payment in an amount equal to at least 90% of the purchase value of the purchased portion of your limited partner interest in the Fund based on the unaudited net asset value of the Fund as of December 31, 2008, in accordance with the terms of the tender offer. Provided that your account with the Fund retains at least the applicable required minimum balance (in accordance with the terms of the tender offer), a cash payment in this amount will be wire-transferred no later than January 30, 2009 to the account designated by you in your Letter of Transmittal Regarding Limited Partner Interests in the Fund Dated October 17, 2008, unless the valuation date of the limited partner interests in the Fund has changed or the Fund has requested a withdrawal of its capital from the investment funds in which it invests.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Fund’s fiscal year-end audit for the fiscal year ending December 31, 2008 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the completion of the Fund’s next annual audit, according to the terms of the tender offer. We expect this audit to be completed no later than 60 days after December 31, 2008.

You remain a Limited Partner in the Fund with respect to that portion of your limited partner interest in the Fund that you did not tender.

Should you have any questions, please feel free to contact one of our dedicated account representatives at (610) 260-7600, Monday through Friday (except holidays), from 9:00 a.m. to 5:00 p.m., Eastern time.

Sincerely,
Morgan Stanley Institutional Fund of Hedge Funds LP

Enclosure

E-2